As Filed with the Securities and Exchange Commission on May 19, 2005.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

SUSQUEHANNA BANCSHARES, INC.

(Exact name of registrant as specified in charter)

Pennsylvania	23-2201716
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

26 North Cedar Street Lititz, PA	17543
(Address of principal executive offices)	(Zip Code)

SUSQUEHANNA BANCSHARES, INC. 2005 EQUITY COMPENSATION PLAN

(Full title of the plan)

William J. Reuter

Chairman, Chief Executive Officer and President

Susquehanna Bancshares, Inc.

26 North Cedar Street

Lititz, Pennsylvania 17543

(Name and address of agent for service)

(717) 626-4721

(Telephone number, including area code, of agent for service)

Copies of all communications to:

David M. Kaplan Pepper Hamilton LLP 3000 Two Logan Square 18th & Arch Streets Philadelphia, PA 19111 (215) 981-4000	Lisa M. Cavage Vice President, Secretary and Counsel Susquehanna Bancshares, Inc. 26 North Cedar Street Lititz, Pennsylvania 17543 (717) 626-4721

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per unit(3)	Proposed maximum aggregate offering price (3)	Amount of registration fee(3)
Common Stock, par value $2.00 per share	2,000,000	$22.11	$44,220,000	$5204.69

(1)	This registration statement (the “Registration Statement”) registers the issuance of 2,000,000 shares of the Common Stock (the “Common Stock”) of Susquehanna Bancshares, Inc. (the “Registrant”), par value $2.00, which are issuable pursuant to the Susquehanna Bancshares, Inc. 2005 Equity Compensation Plan (the “Plan”).

(2)	Pursuant to Rule 416, there shall also be deemed covered hereby such additional shares as may result from anti-dilution adjustments under the Plan which may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(3)	Estimated pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices of shares of the Registrant’s Common Stock on the NASDAQ National Market on May 13, 2005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”), but constitute, along with the documents incorporated by reference to this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

Susquehanna Bancshares, Inc. (the “Registrant”) will furnish, without charge, to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement. These documents are incorporated by reference in the Section 10(a) prospectus. The Registrant will also furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of other documents required to be delivered to employees of the Registrant under Rule 428(b). Requests should be directed to: Susquehanna Bancshares, Inc., 26 North Cedar Street, Lititz, Pennsylvania 17543; Attention: Kevin S. Longenecker; telephone number (717) 626-4721.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission, are incorporated by reference into this Registration Statement:

(i)	Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

(ii)	Quarterly Report on Form 10-Q for the period ended March 31, 2005;

(iii)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 21, 2005, February 2, 2005, February 18, 2005, March 29, 2005, April 4, 2005, April 5, 2005, April 15, 2005 and May 18, 2005; and

(iv)	The description of the Common Stock contained in the Registration Statement on Form S-14, as filed with the Commission February 3, 1982 and amended on April 25, 1983 and referred to in a Form 8-K filed with the Commission on September 20, 1982, relating to the initial registration of the Registrant as a successor filer to Farmers First Bank.

The Registrant is not incorporating by reference any Current Reports on Form 8-K through which it furnished, rather than filed, information with the Commission.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed to constitute a part of the Registration Statement except as so modified and any statement so superseded shall not be deemed to constitute part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”) provide that a business corporation may indemnify directors and officers against liabilities they may incur as such, provided that the particular director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions against a director or officer by or in the right of the corporation, the power to indemnify extends only to expenses (not judgments and amounts paid in settlement) and such power generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Under Section 1743 of the BCL, the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Under Section 1745 of the BCL, a corporation may pay the expenses of a director or officer incurred in defending an action or proceeding in advance of the final disposition thereof upon receipt of an undertaking from such person to repay the amounts advanced unless it is ultimately determined that such person is entitled to indemnification from the corporation. Article XIV of the Registrant’s Amended and Restated Bylaws (the “Bylaws”) provides indemnification of directors, officers and other agents of the Registrant and advancement of expenses to the extent otherwise permitted by Sections 1741, 1742 and 1745 of the BCL.

Section 1746 of the BCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act giving rise to the claim for indemnification is determined by a court to have constituted a willful misconduct or recklessness. Pursuant to the authority of Section 1746 of the BCL, the Registrant has also entered into employment agreements with certain principal officers which also provide for indemnification in connection with the performance of their offices.

Article XIV of the Bylaws conditions any indemnification or advancement of expenses upon a determination, made in accordance with the procedures specified in Section 1744 of the BCL, by the Registrant’s directors or shareholders that indemnification or advancement of expenses is proper because the director or officer met the standard of conduct set forth in Section 1741 or 1742 of the BCL, as applicable.

As authorized by Section 1747 of the BCL and by Article XIV of the Bylaws, the Registrant maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the Registrant for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by the Registrant.

Item 7.	Exemption From Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

5.1	Opinion of Pepper Hamilton LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Pepper Hamilton LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature pages hereto).

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase, decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(h) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that clauses (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lititz, Commonwealth of Pennsylvania, on May 17, 2005.

SUSQUEHANNA BANCSHARES, INC.

By:	/s/ William J. Reuter
Name: William J. Reuter, Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of William J. Reuter and Drew K. Hostetter his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William J. Reuter William J. Reuter	President, Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	May 17, 2005

/s/ Drew K. Hostetter Drew K. Hostetter	Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	May 17, 2005

Signature	Title	Date

/s/ Owen O. Freeman, Jr. Owen O. Freeman, Jr.	Director	May 17, 2005

/s/ Guy W. Miller, Jr. Guy W. Miller, Jr.	Director	May 17, 2005

/s/ Henry H. Gibbel Henry H. Gibbel	Director	May 17, 2005

/s/ Roger V. Wiest Roger V. Wiest	Director	May 17, 2005

/s/ M. Zev Rose M. Zev Rose	Director	May 17, 2005

/s/ Wayne E. Alter, Jr. Wayne E. Alter, Jr.	Director	May 17, 2005

/s/ James G. Apple James G. Apple	Director	May 17, 2005

/s/ John M. Denlinger John M. Denlinger	Director	May 17, 2005

/s/ Chloé R. Eichelberger Chloé R. Eichelberger	Director	May 17, 2005

/s/ T. Max Hall T. Max Hall	Director	May 17, 2005

Signature	Title	Date

/s/ William B. Zimmerman William B. Zimmerman	Director	May 17, 2005

/s/ Bruce A. Hepburn Bruce A. Hepburn	Director	May 17, 2005

/s/ E. Susan Piersol E. Susan Piersol	Director	May 17, 2005

/s/ James A. Bentley, Jr. James A. Bentley, Jr.	Director	May 17, 2005

/s/ Russell J. Kunkel Russell J. Kunkel	Director	May 17, 2005

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion of Pepper Hamilton LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Pepper Hamilton LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (contained in the signature pages hereto).